     This SECOND MODIFICATION TO LEASE AGREEMENT ("Agreement") is made effective as of the _____ day of __________, 2006 (the "Effective Date"), by and between
VKM II LLC, a Florida limited liability company ("Landlord"), and FIRESTONE
COMMUNICATIONS, INC., a Delaware corporation ("Tenant").

                                    RECITALS

     A. Landlord and Tenant are parties to that certain Lease Agreement dated
February 24, 2003, pursuant to which Tenant leases from Landlord the real property and improvements located at 6125 Airport Freeway, Haltom City (Forth
Worth), Tarrant County, Texas 76117, as amended by First Modification to Lease
Agreement between Landlord and Tenant dated October 7, 2003 (said Lease
Agreement and First Modification are hereafter collectively referred to as the
"Lease Agreement").

     B. Tenant has requested certain modifications to the Lease Agreement and
Landlord is willing to make such modifications, upon the terms and conditions hereinafter set forth.

     C. Capitalized terms used herein and not otherwise defined herein shall have the same definitions herein as they have in the Loan Agreement.

                                    AGREEMENT

     For and in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Landlord agree as follows:

          1. Recitals; Reconfirmation. The foregoing recitals are confirmed by the parties as true and correct and are incorporated herein by reference. The recitals are a substantive, contractual part of this Agreement. Tenant hereby restates and confirms to Landlord each of its covenants, representations, agreements, grants and warranties contained in the Lease Agreement and in all other documents executed in connection therewith.

          2. No Waiver. Except as expressly modified herein, all terms, conditions, rights and obligations as set out in the Lease Agreement are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed.

          3. Modifications to Lease Agreement.

          A. Tenant and Landlord hereby amend and restate Section 2 of the Lease
Agreement in its entirety to read as follows:

          "2. Term. (a) The term (the "Term") of this Lease Agreement shall commence on February 23, 2003 and shall terminate at 11:59 p.m. on
          _________________ [the day before the fifth (5th) anniversary of the
          Merger Closing Date]. The last five years of the Term are referred to herein as the "Extension Period."

          (b) Provided that Tenant is not in default under the terms of this
          Lease Agreement, Tenant shall have the right to renew this Lease for an additional term of five (5) years commencing on the day following the expiration of the Extension Period (the "Renewal Term"), upon the same terms and conditions as herein provided, except that the rental to be paid during the Renewal Term shall be as indicated in Section 3 hereof. Tenant agrees to give Landlord at least ninety (90) days prior written notice by overnight courier or by certified mail, return receipt requested, of its intention to exercise such option ("Renewal
          Notice"). Tenant will be deemed to have waived its right to renew the
          Lease in the event that it fails to provide the Renewal Notice within such ninety (90) day period."

          B. Tenant and Landlord hereby amend and restate Section 3 of the Lease
Agreement in its entirety to read as follows:

          "3. NET RENT. (a) The Tenant shall pay to the Landlord, as rent for the Premises, the aggregate annual rent described below for the total gross square footage of the building (office and warehouse space), on a triple net basis (as adjusted from time to time, the "Net Rent").
          Prior to the Extension Period, the Net Rent shall be as set forth in the Lease Agreement as modified by the First Modification. During the
          Extension Period, the Net Rent shall be Two Hundred Twelve Thousand
          Three Hundred Ten and No/100 Dollars ($212,310.00) annually, payable in installments of Seventeen Thousand Six Hundred Ninety-Two and
          50/100 Dollars ($17,692.50) per month, plus applicable sales tax, such rent to be paid in advance on the first day of each month during the
          Term, without setoff or deduction. All payments of Net Rent shall be made at Landlord's address as herein provided or such other place as
          Landlord may designate in writing. If Landlord has not received the full amount of the monthly installment of Net Rent by the tenth (10th)
          day of any calendar month, Tenant shall pay to Landlord a late charge equal to Five Hundred Dollars ($500.00). The late charge will be immediately due and payable, but will only be assessed once for each late payment. Tenant shall further pay to Landlord a fee of Fifty
          Dollars ($50.00) for each check tendered to Landlord for rent that is dishonored."

          (b) If Tenant exercises its right to renew as provided in Section 2 hereof, the Net Rent during the Renewal Term shall be equal to (i) the
          Net Rent during the Term multiplied by (ii) one plus the percentage difference (expressed as a decimal fraction) between the Price Index for the first month of the Extension Term (the "Base Month") and the
          Price Index for the month immediately preceding the month of commencement of the Renewal Term. The term "Price Index" shall mean the Consumer Price Index" published by the Bureau of Labor Statistics of the U.S. Department of Labor, All Items, Dallas/Fort Worth, Texas
          Metropolitan Area, for urban wage earners and clerical workers (Price
          Index-W, 1982-1984 = 100), or a successor or substitute index appropriately adjusted. The Net Rent during the Renewal Term shall be paid in accordance with Section 3(a) hereof.

          4. Right of First Negotiation. Landlord and Tenant hereby add the following new Section 38 to the Lease Agreement to read as follows:

          "38. Right of First Negotiation. If Landlord should desire to sell or transfer its interests in the Premises or any portion thereof to an unrelated third party (the "Offered Interest") at any time during the
          Term or the Renewal Term, Landlord shall first deliver to Tenant a written notice (an "Intended Sale Notice") in which it shall, prior to advising any other party of such intention or negotiating such sale or transfer with any other party, offer Tenant the option to purchase
          Landlord's interests in the premises on such terms and conditions as
          Landlord and Tenant may agree to in good faith. Such option shall expire if Tenant fails to advise Landlord of its exercise of such option within ten (10) days from date it receives the Intended Sale
          Notice or if Landlord and Tenant fail to enter into a binding purchase and sale agreement on terms acceptable to the parties within twenty
          (20) days after Tenant gives Landlord written notice of its exercise of such option."

          5. Miscellaneous.

               (a)  This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute
                    collectively one (1) agreement; but in making proof of this
                    Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party to be charged.

               (b)  Any future waiver, alteration, amendment or modification of any of the provisions of the Lease Agreement or this
                    Agreement shall not be valid or enforceable unless in
                    writing and signed by all parties,

                    it being expressly agreed that neither the Lease Agreement, nor this Agreement can be modified orally, by course of
                    dealing or by implied agreement. Any delay by Landlord in
                    enforcing its rights after an event of default shall not be a release or waiver of the event of default and shall not be relied upon by the Tenant as a release or waiver of the
                    default.

               (c)  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective
                    successors and assigns.

               (d)  The headings of paragraphs in this Agreement are for
                    convenience of reference only and shall not in any way
                    affect the interpretation or construction of this Agreement.

               (e)  This Agreement shall be governed by and construed in
                    accordance with the laws of the State of Texas without
                    regard to conflict of law principles to the extent they
                    would apply the law of another state or jurisdiction.

               (f)  [New addresses for notices, if necessary.]

          6. FINAL AGREEMENT. THIS AGREEMENT AND THE LEASE AGREEMENT REPRESENT
THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF
AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR ORAL OR WRITTEN, OR
CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES. THERE ARE NO
UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

          EXECUTED and DELIVERED as of the Effective Date.

                                        TENANT:

                                        FIRESTONE COMMUNICATIONS, INC.

                                        By:
                                            ------------------------------------
                                            Leonard L. Firestone
                                            Chairman and Chief Executive Officer

                                        LANDLORD:

                                        By:
                                            ------------------------------------
                                            Raymond K. Mason, Sr., as Trustee
                                            of the Varina Knight Mason
                                            Testamentary Trust II, the
                                            Managing Member